CORRECTING and REPLACING Columbia Laboratories Announces Preliminary Results for the First Quarter of 2010

CORRECTION…by Columbia Laboratories, Inc.

LIVINGSTON, N.J.--(BUSINESS WIRE)-- Please replace the release with the following corrected version due to multiple revisions.

The corrected release reads:

COLUMBIA LABORATORIES ANNOUNCES PRELIMINARY RESULTS FOR THE FIRST QUARTER OF 2010

Total progesterone sales increased 25%, a 20% volume increase

Columbia Laboratories, Inc. (Nasdaq: CBRX) today announced preliminary results for the quarter ended March 31, 2010. As compared to the first quarter of 2009:

•	Net revenues from U.S. progesterone products increased 34% on a 46% volume increase. This increase was dampened by higher reserves for returned goods.

•	International net revenues from Merck Serono increased 11%.

•	Total progesterone net sales increased 25% on a 20% volume increase.

•	With the previously disclosed cessation of sales of the OTC products, Replens® and RepHresh®, total net revenues for the first quarter of 2010 decreased 2% as compared to the first quarter of 2009.

The growth in domestic sales was driven in part by higher prescriptions resulting from the clinical data on CRINONE® (progesterone gel) that was reported at the Annual Meeting of the American Society of Reproductive Medicine (ASRM) in October 2009, coupled with manufacturing supply issues with CRINONE’s primary competitor, Endometrin®.

Frank C. Condella, Jr., Columbia’s interim chief executive officer, said, “We are pleased to exploit the several factors leading to the improved competitive landscape for CRINONE, recognizing that some may be only temporary while others may be more reflective of the recently released data on the effectiveness of CRINONE and its preference by patients versus painful and frequent intramuscular injections.”

On March, 3, 2010, Columbia entered into a definitive agreement to sell, subject to stockholder approval, substantially all of its progesterone related assets, including its preterm birth patents and applications, and 11.2 million shares of common stock to Watson Pharmaceuticals, Inc. (the “Watson Transaction”) for a $47 million upfront payment plus royalties of 10 to 20 percent of annual net sales of certain progesterone products. Additional payments up to $45.5 million can be earned by the successful completion of clinical development milestones in the ongoing PREGNANT Study, regulatory filings, receipt of regulatory approvals and product launches. Watson will fund the development of a second-generation vaginal progesterone product as part of a comprehensive life-cycle management strategy.

The closing of the transaction is subject to customary conditions, including approval by Columbia’s stockholders. Columbia will retain certain assets and rights to its progesterone business, including all rights necessary to perform its obligations under its agreement with Merck Serono S.A.

Conference Call

Columbia will disclose full financial results for the first quarter of 2010 on May 6, 2010. Investors and other interested parties may access the conference call as follows:

Date:	Thursday, May 6, 2010
Time:	11:00am ET
Dial-in numbers:	(877) 303-9483 (U.S. & Canada) or (760) 666-3584
Live webcast:	www.cbrxir.com, under "Events."

The teleconference replay will be available two hours after completion through Thursday, May 13, 2010, at (800) 642-1687 (U.S. & Canada) or (706) 645-9291. The conference ID for the replay is 71021635. The archived webcast will be available for one year on the Company’s investor website, www.cbrxir.com, under "Events."

ADDITIONAL INFORMATION ABOUT THE WATSON TRANSACTION AND WHERE TO FIND IT

This communication is not a solicitation of a proxy from any security holder of Columbia. In connection with stockholder approval of the sale of the assets contemplated by the Purchase and Collaboration Agreement and certain other matters, Columbia intends to file with the SEC a preliminary proxy statement and a definitive proxy statement and it intends to mail to its security holders a definitive proxy statement and other materials. THE PROXY STATEMENT WILL BE SENT TO COLUMBIA SECURITY HOLDERS AND WILL CONTAIN IMPORTANT INFORMATION ABOUT COLUMBIA, WATSON, THE SALE OF THE ASSETS PURSUANT TO THE PURCHASE AND COLLABORATION AGREEMENT, AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY WHEN THEY ARE AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED SALE OF THE ASSETS AND THE OTHER MATTERS DESCRIBED THEREIN. Free copies of the proxy statement and other documents filed with the SEC by Columbia, when they become available, can be obtained through the website maintained by the SEC at www.sec.gov. In addition, free copies of the proxy statement will be available from Columbia by contacting Lawrence A. Gyenes at (973) 486-8860 or lgyenes@columbialabs.com, or on Columbia’s investor relations website at www.cbrxir.com.

PARTICIPATION IN THE SOLICITATION

Columbia and its directors and executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from Columbia's stockholders in connection with the proposed transactions described herein. Information regarding the special interests of these directors, executive officers and members of management in the proposed transactions will be included in the proxy statement and other relevant documents filed with the SEC. Additional information regarding Columbia’s directors and executive officers is also included in Columbia’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which was filed with the SEC on March 12, 2010, and Columbia’s proxy statement, dated April 9, 2009, which was filed with the SEC on April 17, 2009. Columbia’s Form 10-K and proxy statement are available free of charge at the SEC’s website at www.sec.gov and from Columbia by contacting it as described above.

ABOUT CRINONE/PROCHIEVE

CRINONE® 8% (progesterone gel) is currently used for progesterone supplementation or replacement as part of an Assisted Reproductive Technology (ART) treatment for infertile women with a progesterone deficiency. Patient preference for CRINONE 8% has been demonstrated in five clinical trials. This product is also available under the trade name PROCHIEVE®. For more information, please visit www.crinoneusa.com.

Columbia is conducting, in collaboration with the NIH, a randomized, double-blind, placebo controlled Phase III clinical program, called the PREGNANT (PROCHIEVE Extending GestatioN A New Therapy) Study, to evaluate the safety and efficacy of PROCHIEVE 8% to reduce the risk of preterm birth in women with a cervical length between 1.0 and 2.0 centimeters as measured by transvaginal ultrasound at mid-pregnancy. The primary endpoint of this study is a reduction in the incidence of preterm birth at less than or equal to 32 weeks gestation vs. placebo. The Company expects to conclude enrollment in the PREGNANT study in the second quarter of 2010; study results should be available approximately six months thereafter.

One of every eight live born infants is born prematurely; short cervix is the single most important predictor of preterm birth. There are currently no products approved for the prevention of preterm birth.

The most common side effects of CRINONE 8%/ PROCHIEVE 8% include breast enlargement, constipation, somnolence, nausea, headache, and perineal pain. CRINONE 8%/ PROCHIEVE 8% is contraindicated in patients with an active thrombophlebitis or thromboembolic disorders, missed abortion, undiagnosed vaginal bleeding, liver dysfunction or disease, and known or suspected malignancy of the breast or genital organs.

ABOUT COLUMBIA LABORATORIES

Columbia Laboratories, Inc. is a specialty pharmaceutical company focused on developing and commercializing products for the women’s healthcare and endocrinology markets that use its novel bioadhesive drug delivery technology. Columbia’s United States sales organization markets CRINONE® 8% (progesterone gel) in the United States for progesterone supplementation as part of an Assisted Reproductive Technology treatment for infertile women with progesterone deficiency and STRIANT® (testosterone buccal system) for the treatment of hypogonadism in men. Columbia's partners market CRINONE 8% and STRIANT to foreign markets.

Columbia's press releases and other company information are available at Columbia's website at www.columbialabs.com and its investor relations website at www.cbrxir.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This communication contains forward-looking statements, which statements are indicated by the words “may,” “will,” “plans,” “believes,” “expects,” “anticipates,” “potential,” and similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those projected in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Factors that might cause future results to differ include, but are not limited to, the following: approval of the sale of the assets and other matters contemplated by the Purchase and Collaboration Agreement with Watson Pharmaceuticals, Inc., by Columbia's stockholders; the successful marketing of CRINONE and STRIANT in the United States; the successful marketing of CRINONE by Merck Serono; the timely and successful completion of the ongoing Phase III PREGNANT (PROCHIEVE® Extending Gestation A New Therapy) Study of PROCHIEVE® 8% to reduce the risk of preterm birth in women with a short cervix at mid-pregnancy; successful development of a next-generation vaginal progesterone product; success in obtaining acceptance and approval of new products and new indications for current products by the United States Food and Drug Administration and international regulatory agencies; the impact of competitive products and pricing; our ability to obtain financing in order to fund our operations and repay our debt as it becomes due; the timely and successful negotiation of partnerships or other transactions; the strength of the United States dollar relative to international currencies, particularly the euro; competitive economic and regulatory factors in the pharmaceutical and healthcare industry; general economic conditions; and other risks and uncertainties that may be detailed, from time-to-time, in Columbia’s reports filed with the SEC. Completion of the sale of the assets under the Purchase and Collaboration Agreement with Watson Pharmaceuticals, Inc., and the other transactions disclosed in the Company's press release dated March 4, 2010, are subject to various conditions to closing, and there can be no assurance those conditions will be satisfied or that such sale or other transactions will be completed on the terms described in the Purchase and Collaboration Agreement with Watson Pharmaceuticals, Inc., or other agreements related thereto or at all. All forward-looking statements contained herein are neither promises nor guarantees. Columbia does not undertake any responsibility to revise or update any forward-looking statements contained herein.

CRINONE®, PROCHIEVE® and STRIANT® are registered trademarks of Columbia Laboratories, Inc.

Replens® and RepHresh® are registered trademarks of Lil’ Drug Store Products, Inc.

Endometrin® is a registered trademark of Ferring Pharmaceuticals, Inc.

Contacts

Columbia Laboratories, Inc.
Lawrence A. Gyenes, 973-486-8860
Senior Vice President, Chief Financial Officer & Treasurer
or
The Trout Group LLC
Seth Lewis, 617-583-1308